UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 10, 2001


                                 MICROAGE, INC.
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             (Exact name of registrant as specified in its charter)


         DELAWARE                    0-15995                     86-0321346
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(State or other jurisdiction       (Commission                  (IRS Employer
     of incorporation)             File Number)              Identification No.)


                  1330 W. SOUTHERN AVENUE, TEMPE, ARIZONA 85282
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               (Address of principal executive offices) (Zip code)


Registrant"s telephone number, including area code (480) 366-2000
                                                   --------------


                                Not applicable.
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)
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ITEM 2. DISPOSITION OF ASSETS

     On January 10, 2001, MicroAge, Inc. ("MicroAge") and its wholly-owned subsidiary, MicroAge Technology Services, L.L.C. ("MTS") completed the sale to CompuCom Systems, Inc. ("CompuCom") of substantially all of the assets and business of MTS. The transaction was approved by the United States Bankruptcy Court for the District of Arizona pursuant to an order dated December 22, 2000.

     The assets of MTS purchased by CompuCom include field equipment, office leases, accounts receivable, inventory and customer service contracts.

     Proceeds to the MicroAge estate arising from the sale, in terms of direct cash consideration payable and assumption of liabilities, are anticipated to be approximately $85,000,000. Based on these proceeds and remaining assets in the estate and a review of outstanding unsecured creditors' claims against the estate, MicroAge believes that current asset and debt structures indicate that holders of MicroAge common stock will not receive distributions under any ultimate plan of reorganization or liquidation process.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         MICROAGE, INC.


Date: January 10, 2001                   By: /s/ James H. Domaz
                                             -----------------------------------
                                             James H. Domaz
                                             Vice President, Corporate Counsel
                                             and Secretary